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ECOLOGY AND ENVIRONMENT, INC.

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On April 12, 2017, Ecology and Environment, Inc. issued a press release, a copy of which is provided below.

FOR IMMEDIATE RELEASE

Contact:

Sara Herrmann

Corporate Communications Manager

(716) 684-8060

sherrmann@ene.com

Ecology and Environment, Inc. to Provide Support for Small Business Component of EPA Design and Engineering Services Program Nationwide in All EPA Regions

LANCASTER, NY, April 12, 2017 – Ecology and Environment, Inc. (E & E) (NASDAQ: EEI) has been notified that HydroGeoLogic, Inc. (HGL) was selected by the Environmental Protection Agency (EPA) for a Remedial Acquisition Framework (RAF) Design and Engineering Services (DES) Small Business Contract to provide professional services in all three geographic zones (CLINS) encompassing all ten EPA regions. E & E is a key member of the successful HGL team and will support HGL on assignments nationwide. From the pool of selected firms, HGL is one of two small businesses selected in all three CLINS encompassing all ten EPA regions. This notification follows EPA’s selection of the Joint Venture (JV) of Black & Veatch/E & E for a large business nationwide contract.

The EPA RAF DES Program has a total contracting capacity of $1.205 billion to be shared by multiple large and small business awardees over a ten-year period (five-year base period with one five-year option). Under the program, awardees will provide services at Superfund sites including fieldwork and analytical support, treatability studies, remedial investigations/feasibility studies, engineering evaluations/cost analyses, remedial designs, oversight or oversight support, and other general technical assistance.

“Having the opportunity to participate in both the large and small business components of this program nationwide is especially exciting,” said E & E president and CEO Gerard A. Gallagher III. “E & E has supported EPA since the inception of the Superfund program and the RAF DES contract opportunity will allow us to continue to play a role in this large and important program.”

About Ecology and Environment, Inc.

Ecology and Environment, Inc. is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering, and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange under the ticker symbol EEI and the information in this release can be found on our website at www.ene.com.